Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

May 4, 2015

Capnia, Inc.

3 Twin Dolphin Drive, Suite 160

Redwood City, CA 94065

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Capnia, Inc. (the “Company”) with the Securities and Exchange Commission on even date herewith in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 589,510 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

We are acting as counsel for the Company in connection with the registration of Common Stock by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i) the Common Stock have been duly authorized for issuance by all necessary corporate action by the Company; and

(ii) the shares of Common Stock, when issued by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California and this opinion is limited solely to the federal laws of the United States of America, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws), and, to the issuance of the Common Stock constituting valid and legally binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI Professional Corporation